EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in Ordinary Shares of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Select Market.  Certain of the prices reported below reflect the weighted average sale price of the Ordinary Shares sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
11/25/2013	Sale	$ 7.2015	[1]	38300
11/26/2013	Sale	$ 7.1762	[2]	9104
11/27/2013	Sale	$ 7.1782	[3]	14300
11/29/2013	Sale	$ 7.1597	[4]	15700
12/2/2013	Sale	$ 7.1644	[5]	10500
12/3/2013	Sale	$ 7.1490	[6]	25000
12/4/2013	Sale	$ 7.1503	[7]	15000
12/5/2013	Sale	$ 7.1500		8000
12/6/2013	Sale	$ 7.1362	[8]	12500
12/9/2013	Sale	$ 7.1598	[9]	13449
12/10/2013	Sale	$ 7.1500		20000
12/11/2013	Sale	$ 7.1588	[10]	20337
12/12/2013	Sale	$ 7.1466	[11]	10000
12/13/2013	Sale	$ 7.1963	[12]	3600
12/16/2013	Sale	$ 7.1395	[13]	32500
12/17/2013	Sale	$ 7.1610	[14]	13000
12/18/2013	Sale	$ 7.1517	[15]	15900
12/19/2013	Sale	$ 7.2295	[16]	18500
12/20/2013	Sale	$ 7.3194	[17]	14278
12/23/2013	Sale	$ 7.3000		10220
12/24/2013	Sale	$ 7.3700		1095
12/24/2013	Sale	$ 7.3649	[18]	13002
12/26/2013	Sale	$ 7.5387	[19]	23564
12/27/2013	Sale	$ 7.3996	[20]	25300
12/30/2013	Sale	$ 7.5023	[21]	10600

1 This transaction was executed in multiple trades at prices ranging from $7.20 – 7.21.

2 This transaction was executed in multiple trades at prices ranging from $7.15 – 7.19.

3 This transaction was executed in multiple trades at prices ranging from $7.16 – 7.21.

4 This transaction was executed in multiple trades at prices ranging from $7.10 – 7.21.

5 This transaction was executed in multiple trades at prices ranging from $7.15 – 7.20.

6 This transaction was executed in multiple trades at prices ranging from $7.14 – 7.15.

7 This transaction was executed in multiple trades at prices ranging from $7.15 – 7.16.

8 This transaction was executed in multiple trades at prices ranging from $7.13 – 7.14.

9 This transaction was executed in multiple trades at prices ranging from $7.14 – 7.21.

10 This transaction was executed in multiple trades at prices ranging from $7.15 – 7.23.

11 This transaction was executed in multiple trades at prices ranging from $7.13 – 7.18.

12 This transaction was executed in multiple trades at prices ranging from $7.05 – 7.23.

13 This transaction was executed in multiple trades at prices ranging from $7.125 – 7.16.

14 This transaction was executed in multiple trades at prices ranging from $7.15 – 7.19.

15 This transaction was executed in multiple trades at prices ranging from $7.15 – 7.16.

16 This transaction was executed in multiple trades at prices ranging from $7.17 – 7.28.

17 This transaction was executed in multiple trades at prices ranging from $7.30 – 7.33.

18 This transaction was executed in multiple trades at prices ranging from $7.36 – 7.37.

19 This transaction was executed in multiple trades at prices ranging from $7.37 – 7.64.

20 This transaction was executed in multiple trades at prices ranging from $7.35 – 7.56.

21 This transaction was executed in multiple trades at prices ranging from $7.50 – 7.51.